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                                                                    EXHIBIT 15.1

                    ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

To the Board of Directors and Unitholders of Teekay LNG Partners L.P.

We are aware of the incorporation by reference in the Registration Statement (Form F-3) of Teekay LNG Partners L.P for the registration of a maximum aggregate offering of $400,000,000 of common units and debt securities of our reports dated May 1, 2006 and August 1, 2006, relating to the unaudited consolidated interim financial statements of Teekay LNG Partners L.P. that are included in its Forms 6-K for the three months ended March 31, 2006 and the three and the six months ended June 30, 2006, respectively.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



Vancouver, Canada,                                         /s/ Ernst & Young LLP
September 29, 2006                                         Chartered Accountants